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Enterasys Receives Confirmation of $47.5 Million IRS Tax Refund; Company Reports
Progress on Restructuring Plan; Proposes Reverse Stock Split


Aug 31, 2005

ANDOVER, Mass., Aug 31, 2005 (BUSINESS WIRE) -- Enterasys Networks (NYSE: ETS), the Secure Networks Company(TM), today announced that it has received formal notification that the U.S. Congress' Joint Committee on Taxation has concluded its review of the Company's tax returns related to the previously announced $47.5 million federal tax refund, which the IRS will now process. The refund is the result of certain amended tax returns filed as part of an Internal Revenue Service field audit. Enterasys expects to receive the funds within the next 45 days. "Enterasys ended the second quarter of 2005 with $117.6 million in cash and marketable securities and no debt," said Mark Aslett, chief executive officer. "This tax refund further strengthens the Company's financial position." The balance sheet impact of the tax refund will be a $45.5 million increase in cash after the effect of various state tax payments related to the amended federal filings. In connection with the refund, Enterasys will also record a fiscal third-quarter income statement benefit of approximately $62.5 million, which includes the reversal of approximately $15 million in tax accruals and, as a result, the Company expects to be profitable for the quarter. Enterasys also confirmed that its restructuring efforts remain on target and that it currently expects to achieve a minimum of $11.5 million in aggregate cost savings in the third quarter versus first-quarter levels. The Company indicated that it currently expects cash flow, excluding the impact of the tax refund, restructuring and other related payments, to be at or near breakeven for the third quarter. "During the past two years we have successfully repositioned the Company around an industry-leading strategy--Secure Networks(TM). We have also fully refreshed our product and solutions portfolio. Finally, we have aggressively reduced our cost structure to accelerate our return to profitable operations," said Aslett. "Given the substantial progress we have made on this restructuring and with the Company now poised to transition to profitability, we believe the time is right to address our legacy capital structure by reducing the number of shares outstanding." Reverse Stock Split "Enterasys inherited its capital structure from the former Cabletron Systems, Inc.," said Rip Haak, chief financial officer. "Today, Enterasys is a very different business from the one that emerged from Cabletron in 2001. Based on analysis and advice received from our investment bankers, JPMorgan, the Company's Board of Directors has approved a 1-for-8 reverse stock split that would result in a more appropriate share count going forward. In addition, the reverse split will enhance the Company's ability to satisfy NYSE listing requirements." The reverse split is subject to shareholder approval. If approved, shareholders will receive one share of Enterasys common stock for every eight shares they currently own. The conversion is expected to take effect before the end of October. About Enterasys Networks Enterasys Networks is the Secure Networks Company, providing enterprise customers worldwide with the industry's most up-to-date portfolio of edge-to-core networking products, solutions and services, with award-winning policy-based security capabilities embedded into the infrastructure. For more information on
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Enterasys Secure Networks and the company's comprehensive wired and wireless products, visit www.enterasys.com. (ETS-F) This news release contains forward-looking statements regarding future events, activities and financial performance, such as management's expectations regarding future revenue and cash flow; strategic relationships and market opportunities; product development; and other business strategies and objectives. These statements may be identified with such words as "we expect," "we believe," "we anticipate," or similar indications of future expectations. These statements are neither promises nor guarantees, and actual future financial performance, events and activities may differ materially. Readers are cautioned not to place undue reliance on these statements, which speak only as of the date hereof. We expressly disclaim any obligation to update such statements publicly to reflect changes in the expectations, assumptions, events or circumstances on which such statements may be based or that may affect the likelihood that actual results will differ materially. Some risks and uncertainties that may cause actual results to differ materially from these forward-looking statements include, but are not limited to: worldwide and regional economic uncertainty and recent political and social turmoil may continue to negatively affect our business and revenue; we have a history of losses in recent years and may not operate profitably in the future; our quarterly operating results may fluctuate, which could cause us to fail to meet quarterly operating targets and result in a decline in our stock price; we earn a substantial portion of our revenue for each quarter in the last month of each quarter, which reduces our ability to accurately forecast our quarterly results and increases the risk that we will be unable to achieve previously forecasted results; we continue to introduce new products, and if our customers delay product purchases or choose alternative solutions, or if sales of new products are not sufficient to offset declines in sales of older products, our revenue could decline, we may incur excess and obsolete inventory charges, and our financial condition could be harmed; we may be unable to upgrade our indirect distribution channels or otherwise enhance our selling capabilities, which may hinder our ability to grow our customer base and increase our revenue; we have experienced significant changes in senior management and our current management team has been together for only a limited time, which could limit our ability to achieve our objectives and effectively operate our business; there is intense competition in the market for enterprise network equipment, which could prevent us from increasing our revenue and achieving profitability; a portion of the enterprises we sell to rely in whole or in part on public funding and often face significant budgetary pressure, and if these customers must delay, reduce or forego purchasing from us, our revenues could be harmed; we depend upon a limited number of contract manufacturers for substantially all of our manufacturing requirements, and the loss of any of our primary contract manufacturers would impair our ability to meet the demands of our customers; and those additional risks and uncertainties discussed in our most recent filings with the Securities and Exchange Commission, including our Form 10-Q for the quarter ended July 2, 2005. SOURCE: Enterasys Networks Enterasys Networks Kevin Flanagan, 978-684-1473 kflanaga@enterasys.com Copyright Business Wire 2005 News Provided by COMTEX

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